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Exhibit 11(a)
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Statement re computation of earnings per share.







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                               EXHIBIT 11(a)
                               -------------

                              GROSSMAN'S INC.

                     COMPUTATION OF EARNINGS PER SHARE
                   (in thousands, except per share data)

                              THREE MONTHS ENDED       SIX MONTHS ENDED
                                   JUNE 30,                 JUNE 30,
                              --------------------    --------------------
                                1995        1994        1995        1994
                                ----        ----        ----        ----
Net income (loss) for
primary and fully diluted
earnings per share            $ 1,056     $ 6,454     $(9,616)    $(1,373)
                              ========    ========    ========    ========

Weighted average number
  of shares outstanding        25,935      25,760      25,857      25,743

Net effect of dilutive
  stock options                    -          374          -           -
                              --------    --------    --------    --------

Total weighted average
  shares outstanding and
  common stock equivalents
  used in primary
  calculation of earnings
  per share                    25,935      26,134      25,857      25,743

Additional dilution from
  stock options                    91          -           -           -
                              --------    --------    --------    --------

Total weighted average
  shares outstanding and
  common stock equivalents
  used in fully diluted
  calculation of earnings
  per share                    26,026      26,134      25,857      25,743
                              ========    ========    ========    ========


Primary earnings (loss)
  per share                     $0.04       $0.25       $(0.37)    $(0.05)
                              ========    ========     ========   ========

Fully diluted earnings
  (loss) per share              $0.04       $0.25       $(0.37)    $(0.05)
                              ========    ========     ========   ========

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